United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2010
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 12, 2010, Federal Signal Corporation (the “Company”) issued a press release announcing that it had closed its public offering of 12,075,000 shares of common stock, including 1,575,000 shares pursuant to the underwriters’ over-allotment option, at $6.25 per share. The Company received proceeds from the offering of approximately $71.0 million, after deducting underwriting discounts and commissions and estimated expenses. The Company intends to use the net proceeds from the offering to repay indebtedness under the Company’s revolving credit facility associated with the recent acquisitions of Sirit and VESystems.
A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
The common stock was sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated May 6, 2010, by and between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named therein. A copy of the Underwriting Agreement is included as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.
The offering of common stock was made under the Company’s shelf registration statement on Form S-3 (No. 333-165558) and the prospectus dated March 24, 2010 included in such registration statement, as supplemented by a prospectus supplement dated May 7, 2010 filed with the SEC pursuant to Rule 424(b) on May 7, 2010.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated May 12, 2010.

99.2	Underwriting Agreement, dated May 6, 2010, between Federal Signal Corporation and Citigroup Global Markets Inc., as representative of the underwriters identified therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Date: May 17, 2010	By:	/s/ William Barker, III
William Barker, III
Senior Vice President and Chief Financial Officer

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